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                                                                   EXHIBIT 21.1
SUBSIDIARIES OF MICHAEL FOODS, INC.


                                                                       STATE OF
NAME                                                              INCORPORATION
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Crystal Foods, Inc.                                                  Minnesota
Crystal Farms Refrigerated Distribution Company                      Minnesota
Northern Star Co.                                                    Minnesota
Kohler Mix Specialties, Inc.                                         Minnesota
Morning Glory Eggs, Incorporated                                 North Carolina
M. G. Waldbaum Company                                               Nebraska
Wayne Grain & Feed, Inc.                                             Nebraska
Wisco Farm Cooperative                                               Wisconsin
WFC, Inc.                                                            Wisconsin
Farm Fresh Foods, Inc.                                              California
Drallos Potato Co., Inc.                                             Michigan
Reddi Egg America, Inc.                                              Minnesota
M. G. Waldbaum Company of Florida                                     Florida
Midwest Mix, Inc.                                                    Minnesota
B.C.K. Company                                                       Minnesota
Minnesota Products, Inc.                                             Minnesota
MIKL, Inc.                                                           Minnesota
Super Critical Venturers (a general partnership) 50% Interest        Minnesota